www.duanemorris.com
November 10, 2010
eResearchTechnology, Inc.
1818 Market Street
Philadelphia, PA 19103
Ladies and Gentlemen:

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     We have acted as counsel to eResearchTechnology, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company not to exceed an initial aggregate dollar amount of $150 million, in amounts, at prices and on terms to be determined at the time of offering: (i) one or more series of debt securities of the Company (“Debt Securities”); (ii) shares of common stock, $0.01 par value, of the Company (“Common Shares”); (iii) shares of preferred stock, $10.00 par value, of the Company (“Preferred Shares”), in one or more classes or series; (iv) depositary shares representing fractional shares of the preferred stock of the Company (“Depositary Shares”); (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (vi) units (“Units”) consisting of one or more Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants or any combination of such securities; and (vii) such indeterminate amount of securities of the Company as may be represented by or issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Shares, Depositary Shares, Warrants or Units, as applicable, and as may be issued as a result of any stock split, stock dividend or similar event (the “Indeterminate Securities”). The Debt Securities, Preferred Shares, Common Shares, Depositary Shares, Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements thereto.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Duane Morris llp

30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

eResearchTechnology, Inc. November 10, 2010 Page 2
     For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:
     1. The form of the indenture (filed as an exhibit to the Registration Statement) proposed to be entered into between the Company and a financial institution to be named therein, as trustee, in connection with the issuance of any Debt Securities (the “Indenture”);
     2. The Certificate of Incorporation of the Company, as amended to date;
     3. The bylaws of the Company, as amended to date.
     We have also examined such other records, agreements, documents and instruments as we have deemed relevant as a basis for the opinions hereafter set forth.
     In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or their copies; (v) the authenticity of the originals of such documents; and (vi) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. With respect to an offering of any Securities, we have assumed that the indenture, any supplemental indenture and any agreement proposed to be entered into in connection with the Depositary Shares, Warrants or Units, as applicable, will be governed by the laws of the State of New York.
     In rendering the opinions expressed herein, we have assumed that: (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and will comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (ii) an applicable prospectus supplement and any required pricing supplement will have been prepared and timely filed with the Commission describing the Securities; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement and any applicable pricing supplement; (iv) the Indenture, together with any supplemental indenture (each, a “Supplemental Indenture”) relating to a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form as then filed with the Commission; (v) with respect to Debt Securities, the applicable trustee shall have been timely qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Statement of Eligibility of the Trustee on Form T-1 (“Form T-1”) will be timely filed with the Commission with respect to such trustee; (vi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to Common Shares or

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Preferred Shares offered (including upon exercise, conversion, exchange or otherwise of any Securities), there will be sufficient Common Shares or Preferred Shares authorized under the Certificate of Incorporation of the Company as in effect at the time thereof and not otherwise reserved for issuance; and (ix) with respect to any Securities, any other proceedings that are required by applicable laws will be timely and properly completed in connection with such offering.
     We have also assumed that the Indenture, any Supplemental Indenture, any deposit agreement with respect to any Depositary Shares, any warrant agreement with respect to any Warrants, any unit agreement with respect to any Units and any underwriting or other agreements or instrument pursuant to which any Securities are to be issued or sold that come into existence after the date of this opinion (collectively, the “Agreements”) have been duly authorized, executed and delivered by each party thereto other than the Company and constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
     1. With respect to any series of Debt Securities offered under the Indenture and any Supplemental Indenture related thereto, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) the terms of the Debt Securities to be issued under the Indenture and such Supplemental Indenture and the terms of their issuance and sale have been duly established in conformity with the Indenture and such Supplemental Indenture, (iii) the Indenture and, if required, a Supplemental Indenture relating to such series of Debt Securities shall have been qualified under the TIA (and a Form T-1 shall have been properly filed with the Commission), and shall have been duly executed and delivered pursuant to the terms of the Indenture and such Supplemental Indenture, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to duly authorize the issuance and terms of such series of Debt Securities and related matters and to duly authorize the execution and delivery of the Indenture and such Supplemental Indenture, (vi) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture and such Supplemental Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and (vii) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of any agreement or instrument then binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such series of Debt Securities (including such Debt Securities as may be represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any

eResearchTechnology, Inc. November 10, 2010 Page 4
Debt Securities, Preferred Shares, Warrants or Units, as applicable), when issued and sold in accordance with the Indenture and such Supplemental Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     2. With respect to the Common Shares, when (i) a prospectus supplement and any other offering material with respect to the Common Shares shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the issuance of the Common Shares, (iii) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (iv) the Common Shares shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, (v) certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company in accordance with then-applicable law, and (vi) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Common Shares (including Common Shares represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Shares, Warrants or Units) will be validly issued, fully paid and non-assessable.
     3. With respect to the shares of any series of Preferred Shares, when (i) a prospectus supplement and any other offering material with respect to such Preferred Shares shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) appropriate corporate action by the Company’s Board of Directors has been taken to authorize the issuance of Preferred Shares, to fix the terms thereof and to authorize the execution and filing of a Certificate of Designation (a “Certificate of Designation”) with the Secretary of State of the State of Delaware, (iii) such Certificate of Designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the then-applicable laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, (vi) certificates representing Preferred Shares have been duly executed by the duly authorized officers of the Company in accordance with then-applicable law and (vii) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then,

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upon the happening of such events, such Preferred Shares (including Preferred Shares represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Warrants or Units) will be validly issued, fully paid and non-assessable.
     4. With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to the Depositary Shares shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) the terms of the deposit agreement(s) under which the Depositary Shares are to be issued have been duly established and the deposit agreement(s) have been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement(s), (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of a deposit agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Shares, (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable deposit agreement and such corporate action, (vii) Preferred Shares shall have been duly issued and delivered to the depositary in accordance with the deposit agreement, (viii) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares.
     5. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) the terms of the warrant agreement(s) under which the Warrants are to be issued have been duly established and the warrant agreement(s) have been duly executed and delivered, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement, (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable warrant agreement and such corporate action, and (vii) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of

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any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Warrants (including Warrants duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Shares or Units) will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     6. With respect to any series of Units, when (i) a prospectus supplement and any other offering material with respect to the Units shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder then applicable, (ii) the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly executed and delivered, (iii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement, (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of the unit agreement (including a form of certificate evidencing the Units), (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the unit agreement and such corporate action, and (vii) all of the foregoing actions have been taken so as not to violate any then-applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     The opinions in Paragraph 1 and Paragraphs 4 — 6 hereof are subject to the following qualifications:
     (i) the Agreements may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally;
     (ii) the enforceability of the Agreements are subject to general principle of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity;
     (iii) any rights to indemnification or contribution under the Agreements may be limited by federal and state securities laws and public policy relating thereto;

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     (iv) we express no opinion with respect to any provision of any of the Agreements relating to:
          (A) the payment or reimbursement of costs and expenses or indemnification or contribution (1) for claims, losses, or liabilities in excess of a reasonable amount determined by a court or other tribunal or attributable to the indemnified party’s or any of its agents’ negligence, bad faith, or misconduct or (2) otherwise under circumstances where such payment, reimbursement, or indemnification or contribution is contrary to public policy;
          (B) the ability of any party to collect attorneys’ fees and costs in an action involving such Agreement if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such fees and costs as may be determined to be reasonable by a court or other tribunal;
          (C) the right of any person to declare a default, accelerate obligations of any other person, or exercise remedies based on non-material breaches of such Agreement;
          (D) the establishment or waiver of measures of damages or methods of proof;
          (E) late charges or other amounts deemed to be penalties;
          (F) interest on interest;
          (G) any right to the appointment of a receiver;
          (H) any right to obtain possession of any property or to exercise self-help remedies or other remedies without judicial process;
          (I) any waiver or limitation concerning mitigation of damages;
          (J) confession of judgment;
          (K) any waiver of any course of dealing or delay in action by any party or of any rights arising from any such course of dealing or delay;
          (L) any waiver of a right to interpose a defense, counterclaim or setoff or to recover special or consequential damages;
          (M) any waiver of the right to a trial by jury or provision for mandatory arbitration or mediation;
          (N) any waiver of the right to attack or appeal a judgment;
          (O) the consent to or establishment of jurisdiction or venue;

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          (P) any waiver of the right to raise a claim of an inconvenient forum with respect to any judicial proceedings;
          (Q) the consent to, or any waiver of the right to receive, service of process, the establishment of a method or appointment of an agent for service of process, or any waiver of the right to require such service be made in the manner provided by applicable law;
          (R) the appointment of any person as attorney-in-fact; or
          (S) and have assumed the enforceability of any provision of such Agreement providing for a choice of law or conflicts of law;
     (v) each Agreement shall, if necessary, have been duly filed as an exhibit to the Registration Statement or duly incorporated therein by reference and there shall be no terms or provisions contained therein that would have the effect, under then-applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such Agreement, or that would affect the validity of any of the opinions rendered herein;
     (vi) we express no opinion with respect to any provision in any Agreement specifying that the provisions of such Agreement may be waived only in writing to the extent that an oral or implied agreement by trade practice or course of conduct has been created that modifies any provision of such Agreement; and
     (vii) we express no opinion with respect to the laws of any jurisdiction that limit the rate of interest that may be charged or collected.
     The opinions expressed herein are limited to those laws of the States of Delaware and New York which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to offerings of securities of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). Applicable Laws shall not include any federal or state securities laws, rules or regulations. No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the States of Delaware or New York other than the Applicable Laws or (ii) any jurisdiction other than the States of Delaware or New York, whether in any such case applicable directly or through the Applicable Laws.
     The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

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     Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Duane Morris LLP